Exhibit 107
Calculation of Filing Fee Table

Form S-8
(Form Type)
Tandem Diabetes Care, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share, 2023 Long-Term Incentive Plan	Other(2)	39,168	$28.18		$1,103,754.24		0.0001102	$121.64
Equity	Common Stock, $0.001 par value per share, 2023 Long-Term Incentive Plan	Other(3)	1,216,876	$26.29		$31,991,670.04		0.0001102	$3,525.49
Equity	Common Stock, $0.001 par value per share, 2023 Long-Term Incentive Plan	Other(4)	110,074	$26.29		$2,893,845.46		0.0001102	$318.91
Equity	Common Stock, $0.001 par value per share, 2023 Long-Term Incentive Plan	Other(5)	21,721	$27.21		$591,028.41		0.0001102	$65.14
Equity	Common Stock, $0.001 par value per share, 2023 Long-Term Incentive Plan	Other(6)	25,505	$30.58		$779,942.90		0.0001102	$85.95
Equity	Common Stock, $0.001 par value per share, 2023 Long-Term Incentive Plan	Other(7)	1,188,840 (7)	$33.21	(8)	$39,481,376.40	(8)	0.0001102	$4,350.85

Total Offering Amounts						$76,841,617.45			$8,467.98
Total Fee Offsets									$—
Net Fee Due									$8,467.98

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the Tandem Diabetes Care, Inc.’s 2023 Long-Term Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Represents shares of Common Stock reserved for issuance pursuant to restricted stock unit awards granted on May 24, 2023.

Exhibit 107

(3) Represents shares of Common Stock reserved for issuance pursuant to restricted stock unit awards granted on May 25, 2023.

(4) Represents shares of Common Stock reserved for issuance pursuant to performance stock unit awards granted on May 25, 2023.

(5) Represents shares of Common Stock reserved for issuance pursuant to restricted stock unit awards granted on June 15, 2023.

(6) Represents shares of Common Stock reserved for issuance pursuant to restricted stock unit awards granted on July 17, 2023.

(7) Represents 1,188,840 new shares of Common Stock available for grant under the Plan.

(8) This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock on August 1, 2023, as reported on The Nasdaq Global Market.